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               Consent of Ernst & Young LLP, Independent Auditors


We consent to the references to our firm under the captions "Financial Highlights" in the Prospectuses and to the incorporation by reference in this Post-Effective Amendment No. 67 to the Registration Statement (Form N-1A) (No. 2-37707) of Delaware Group Income Funds of our reports dated September 12, 2003, included in the 2003 Annual Reports to shareholders.


                                                               Ernst & Young LLP
                                                               -----------------
                                                               Ernst & Young LLP

Philadelphia, Pennsylvania
September 29, 2003